Exhibit 99.1

Editas Medicine Announces Offering of Common Stock

CAMBRIDGE, Mass., June 14, 2023 – Editas Medicine, Inc. (Nasdaq: EDIT), a clinical-stage genome editing company, today announced that it intends to offer and sell $125 million of shares of its common stock in an underwritten public offering. Editas Medicine intends to grant the underwriters a 30-day option to purchase up to an additional $18.8 million of shares of its common stock. All of the shares in the offering are to be sold by Editas Medicine.

J.P. Morgan Securities LLC, Cowen and Company, LLC and Evercore Group L.L.C. are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

An automatically effective shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on March 1, 2021. The offering will be made only by means of the prospectus and a prospectus supplement that form a part of the registration statement. A copy of the preliminary prospectus supplement related to the offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 1-866-803-9204, or by emailing at prospectus-eq_fi@jpmchase.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by e-mail at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 888-474-0200, or by email at ecm.prospectus@evercore.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Editas Medicine

As a clinical-stage genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas12a and Cas9 genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. Editas Medicine is the exclusive licensee of Broad Institute’s Cas12a patent estate and Broad Institute and Harvard University’s Cas9 patent estates for human medicines.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995, including statements about the proposed offering. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the uncertainties related to whether or not the Company will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally; uncertainties inherent in the initiation of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the captions “Risk Factor Summary” and “Risk Factors” included in Editas Medicine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 22, 2023 and in the Company’s subsequent filings with the SEC, the Company’s preliminary prospectus supplement to be filed on the date of this press release, and other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media and Investor Contact

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com